October 19, 2015

CAMAC Petroleum Limited
c/o ERIN ENERGY Corporation,
1330 Post Oak Blvd., Suite 2250
Houston, TX 77056

Attention: Chief Financial Officer

Re: Extension of Maturity Date for the Second Amended and Restated Promissory Note executed as of August 7, 2014 (“Note”) among CAMAC Petroleum Limited (“CPL”), a company incorporated in the Federal Republic of Nigeria, CAMAC Energy Inc., a Delaware corporation now known as Erin Energy Corporation and the sole shareholder of the Borrower (the “Parent” and together with CPL, the “Borrower”), and Allied Energy Plc, a Nigerian public limited company (the “Lender”).
Dear Sirs:
Pursuant to Section 14(b) of the Note, this letter serves as an amendment to the Note, whereby the Maturity Date, as defined in the Note shall be extended to July 30, 2017. Accordingly, the definition of “Maturity Date” shall be revised to read as follows:
“Maturity Date” means July 30, 2017
All other terms and conditions of the Note shall remain as provided in the Note. Further terms not otherwise defined in this letter shall have the meaning as defined in the Note.
Please indicate your acceptance of the terms of this letter by signing below.
Sincerely,
ALLIED Energy Plc

/s/ Kamoru Lawal
Kamoru Lawal, Director

ACKNOWLEDGED AND AGREED TO BY:

CAMAC Petroleum Limited

/s/ Adama Traore
Adama Traore, Director

Erin Energy Corporation

/s/ Daniel Ogbonna
Daniel Ogbonna, Senior Vice President